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                                                                   EXHIBIT 3.2
                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                      RODMAN & RENSHAW CAPITAL GROUP, INC.

                                   ARTICLE I

                                    OFFICES

        SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of The Corporate Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said Company shall be the registered agent of this corporation in charge thereof.

        SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

        SECTION 1. ANNUAL MEETINGS. The annual meeting of stockholders of the corporation for the election of directors and the transaction of other business shall be held, in each year, on the date and at the time as shall be
fixed by the Board of   Directors and stated in the notice of said meeting.
Such annual meetings shall be general meetings open for the transaction of any business within the powers of the corporation without special notice of such business, except in cases in which special notice is required by statute, by the certificate of incorporation or by these by-laws.

        SECTION 2. SPECIAL MEETINGS. Unless otherwise prescribed by statute, special meetings of the stockholders shall be called by the Chairman of the Board upon receipt of a written request therefor, stating the purpose thereof and signed by a majority of the directors. No business other than that stated in the notice described in the next succeeding section shall be transacted at any special meeting without the unanimous consent of all of the stockholders entitled to vote thereat.

        SECTION 3. NOTICE OF MEETINGS. (a) Except as otherwise provided by law, and as set forth in subsection (b) hereof, written or printed notice stating the place, date and hour of the meeting and, in the case of a special meeting, a brief statement of the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days
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before the date of every meeting of stockholders, either personally or by mail, by or at the direction of the President and Chief Executive Officer or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid. Whenever any notice is required to be given under the provisions of Delaware law, the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether it be before or after the time stated therein, shall be deemed equivalent to the giving of such notice. It shall not be requisite to the validity of any meeting of stockholders that notice thereof, whether prescribed by law, by the certificate of incorporation or by these by-laws, shall have been given to any stockholder who attends in person or by proxy. No notice other than by verbal announcement need be given of any adjourned meetings of stockholders.

        (b) Stockholders intending to nominate directors for election must deliver written notice thereof to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. The notice shall set forth certain information concerning such stockholder and his nominee(s), including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the annual or special meeting of the corporation may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        SECTION 4. PLACE OF MEETINGS. Annual and special meetings of stockholders may be held at one of the corporation's offices or at such place or places within or without the State of Delaware as shall be determined by the Board of Directors.

        SECTION 5. QUORUM. Except as otherwise required by law, the certificate of incorporation or these by-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at

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all meetings of the stockholders.  In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. If upon the reconvening of any such adjourned meeting a majority of the stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at such time as it is reconvened.

        SECTION 6. VOTING. Each stockholder entitled to vote in accordance with the terms of the certificate of incorporation or these by-laws shall be entitled to one (1) vote for each share of stock entitled to vote held by such stockholder. Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time. When a quorum is present or represented at any meeting of stockholders, the vote of the holders of a majority of the shares present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by virtue of an express provision of law, the certificate of incorporation or another section of these by-laws.

        SECTION 7. PROXIES. Any stockholder entitled to vote at a meeting of stockholders may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

        SECTION 8. LIST OF STOCKHOLDERS. At least ten (10) days prior to each meeting of stockholders at which directors are to be elected, the Secretary shall make or cause to be made a complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, showing the mailing address of each according to the records of the corporation and the number of voting shares held by each. Such list shall be kept on file at the office of the corporation for a period of ten (10) days prior to such meeting, and shall at all times during the usual hours for business be open to the examination of any stockholder, and also shall be produced and kept at the time and place of such election for the inspection of any stockholder during the whole time thereof.

      The original stock ledger or transfer book, or a duplicate thereof, kept at the principal office of the corporation, shall be

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prima facie evidence as to the stockholders who are entitled to examine such list or stock ledger or transfer book or to vote at any meeting of stockholders.

                                  ARTICLE III

                               BOARD OF DIRECTORS

        SECTION 1. POWERS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, which may exercise all of the powers of the corporation except such as are by law, the certificate of incorporation or these by-laws conferred upon or reserved to the stockholders. Continuing and exclusive authority to fix, supervise and control the professional business and other affairs of the corporation shall be wholly vested in the Board of Directors.

        SECTION 2. QUALIFICATIONS. Directors of this corporation shall be Independent Directors (as defined below), Parent Directors (as defined below), or Company Directors (as defined below). "Company Directors" are employees of the corporation or its affiliates. The term of any Company Director who ceases to qualify as provided in the foregoing sentence shall immediately and without any further action terminate forthwith. "Parent Directors" means such persons as are designated by Abaco Grupo Financiero, S.A. de C.V. ("Parent"), as such designation may change from time to time. An "Independent Director" means any person designated by Parent who (i) is in fact independent and qualifies as an independent director in accordance with New York Stock Exchange rules, (ii) is not connected with Parent or the corporation or any of their respective affiliates as an officer, employee, trustee, partner, director (other than of the corporation) or person performing similar functions and (iii) has not been employed by the corporation or any of its subsidiaries during the preceding year.

        SECTION 3. NUMBER, ELECTION AND REMOVAL OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors, but shall not be
less than eleven (11)   nor more than twenty-one (21).  Except as provided in
Section 10 of this Article III, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders. At each annual meeting of stockholders, directors shall be elected for a term expiring at the next annual meeting of stockholders and until their successors have been duly elected and qualified. Any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

        SECTION 4. MEETINGS. Regular meetings of the Board of Directors shall be held at the time and place determined by the Board of Directors.

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        Special meetings of the Board of Directors may be called by the
Chairman of the Board or by a majority of the Parent Directors on the written request of any director and shall be held at such time and such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

        SECTION 5. NOTICE OF MEETINGS. No notice of regular meetings of the Board of Directors need be given. Notice of the place, day and hour of every special meeting shall be given to each director at least one (1) day before the meeting, by delivering the same to him personally, by sending the same to him by telefax or by leaving the same at his residence or usual place of business, or, in the alternative, upon seven (7) days' notice, by mailing it, postage prepaid, and addressed to him at his last known mailing address, as reflected in the records of the corporation. It shall not be requisite to the validity of any meeting of the Board of Directors that notice thereof shall have been given to any director who attends, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. No notice of adjourned meetings of the Board of Directors need be specified in the notice or waiver of notice of such meeting. All regular and special meetings of the Board of Directors shall be open for the transaction of any business within the powers of the corporation without special notice of such business, except in those cases in which special notice is required by law, the certificate of incorporation or by these by-laws.

        SECTION 6. QUORUM. At all meetings of the Board of Directors, a majority of the Board of Directors shall constitute a quorum. The act of the majority of the whole Board of Directors shall be the act of the Board of Directors, unless the act of a greater number is required by law, the certificate of incorporation or these by-laws. In the absence of a quorum at a meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no notice thereof need be given other than by announcement at the meeting which shall be adjourned.

        SECTION 7. INFORMAL ACTION. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of the Executive Committee may be taken without a meeting, if a written consent to such action is executed by all members of the Board of Directors or of the Executive Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of the Executive Committee.

        SECTION 8. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of

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committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        SECTION 9. RESIGNATIONS. Any director, member of the Executive Committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its actual receipt by the Chairman of the Board, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

        SECTION 10. VACANCIES. Vacancies in the Board of Directors, through death, resignation or otherwise, and newly created directorships resulting from an increase in the number of directors, may be filled by a majority of the remaining directors in office, though less than a quorum, or by the sole remaining director, provided, however, that in all events Parent shall be entitled to designate the director or directors to fill vacancies in the Board of Directors through death, resignation or otherwise of any Parent Director, and provided further that until December 23, 1996, if a vacancy in the Board of Directors exists through death, resignation or otherwise of any Company Director, and the Board of Directors by a majority vote of the whole Board of Directors determines to replace that Director, then the other Company Directors shall have the right, by majority vote, to designate an employee of the Company or one of its affiliates, as a replacement for that Company Director. Directors elected to fill vacancies shall hold office for a term expiring at the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier resignation or removal.

        SECTION 11. CHAIRMAN AND VICE CHAIRMAN; PRESIDING OFFICER. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, shall elect a Chairman of the Board of Directors, who shall preside at all meetings of the stockholders of the corporation and at all meetings of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, also may elect a Vice Chairman of the Board of Directors, who, in the absence of the Chairman of the Board of Directors, shall preside at meetings of the stocKholders of the corporation and meetings of the Board of Directors. In the absence of the Chairman and Vice Chairman of the Board of Directors, the Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate any Parent Director to preside at a particular meeting of the stockholders of the corporation or of the Board of Directors.

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                                   ARTICLE IV

                                   COMMITTEES

        SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate an Executive Committee consisting of three (3) or more directors. Except as otherwise provided by law or by the Board of Directors, during the intervals between the meetings of the Board of Directors the Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the corporation. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at its meeting next succeeding such action.

        SECTION 2. MEETINGS OF EXECUTIVE COMMITTEE. The Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules, and it also shall meet at the call of the Chairman of the Board of Directors or a majority of the members of the Committee. A majority of the members of the Executive Committee shall be necessary to constitute a quorum, and the concurrence of a majority of the whole Executive Committee shall be required in all matters to constitute the act of the Committee.

        SECTION 3. EXECUTIVE COMMITTEE POWERS. For all purposes of these by-laws, the words "Board of Directors," "directors," "Board" or any equivalent term shall be construed to include "Executive Committee," it being the intent that such Committee may, except as otherwise provided by law, have and exercise all of the powers conferred upon the Board of Directors by law, the certificate of incorporation and these by-laws.

        SECTION 4. AUDIT COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, shall designate an Audit Committee consisting of one (1) or both of the Independent Directors. It shall be the Audit Committee's responsibility to:

        - Recommend to the Board of Directors which accounting firm to employ as the corporation's external auditor and review the proposed discharge of any such firm.

        - Review the external auditor's compensation, the proposed terms of its engagement and its independence.

        - Review the appointment and replacement of the corporation's internal auditing personnel.

        - Serve as a channel of communication between the external auditor and the Board of Directors and between the

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             corporation's internal auditing staff and the Board of Directors.

        - Review the results of each external audit of the corporation, the report of the audit, any related management letter, management's responses to recommendations made by the external auditor in connection with the audit, reports of the internal auditing staff that are material to the corporation as a whole, and management's responses to those reports.

        - Review the corporation's annual financial statements, any certification, report, opinion, or review rendered by the external auditor in connection with those financial statements, and any significant disputes between management and the external auditor that arose in connection with the preparation of those financial statements.

        - Consider, in consultation with the external auditor and the internal auditing staff, the adequacy of the corporation's internal controls.

        - Consider significant changes and other significant questions of choice regarding the appropriate auditing and accounting principles and practices to be used in the preparation of the corporation's financial statements.


     The Audit Committee shall meet at such times during the year as to properly perform its responsibilities. It shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. It shall have authority to retain special counsel or experts as it deems necessary.

        SECTION 5. COMPENSATION COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, shall designate a Compensation Committee consisting of one (1) or both of the Independent Directors. It shall be the Compensation Committee's responsibility to:

        - Review and recommend to the Board of Directors the annual salary, bonus, stock options and other benefits, direct and indirect, of the corporation's officers.

        - Review new executive compensation programs; review on a periodic basis the operation of the corporation's executive compensation programs to determine whether they are properly coordinated; establish and periodically review policies for the administration of executive compensation programs; and take steps to modify any executive compensation programs that yield payments and


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             benefits that are not reasonably related to executive
             performance.

        - Establish and periodically review policies in the area of management perquisites.

        The Compensation Committee shall meet at such times during the year as to properly perform its responsibilities. It shall keep regular minutes of its proceeding and report the same to the Board of Directors when required.

        SECTION 6. NOMINATING COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, shall designate a Nominating Committee consisting of three (3) or more directors. It shall be the Nominating Committee's responsibility to:


        - Recommend to the Board of Directors the slate of nominees of directors to be elected by the stockholders and any directors to be elected by the Board of Directors, based upon a review of the qualifications of such persons.

        - Recommend to the Board of Directors the directors to be selected for membership on the various committees of the Board of Directors.

     The Nominating Committee shall meet at such times during the year as to properly perform its responsibilities. It shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

        SECTION 7. OTHER COMMITTEES. The Board of Directors, by resolution adopted by the whole Board of Directors, may designate other committees as it deems appropriate. Each such committee shall consist of one
(1) or more of the directors of the corporation, and to the extent provided by the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

        SECTION 8. ABSENT MEMBERS. In the event a member of any committee is absent or disqualified from any meeting thereof, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint a Parent Director to sit at the meeting in the place of any such absent or disqualified member.

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        SECTION 9.      MODIFICATIONS OF COMMITTEE RESPONSIBILITIES.  The
Responsibilities of the Audit Committee, Compensation Committee, Nominating Committee, and any other committees may be modified from time to time by the Board of Directors by resolution or by adoption of charters of such committees. Any charter of the Audit Committee, Compensation Committee, or Nominating Committee, as such charter may be amended by the Board of Directors from time to time, shall supersede the responsibilities enumerated in Sections 4, 5 and 6, respectively, of this Article IV, until such time as the charter is revoked by the Board of Directors.

                                   ARTICLE V

                                    OFFICERS

        SECTION 1. OFFICERS. The officers of the corporation, all of whom shall be subject to the supervision and direction of the Board of Directors, shall be a President and Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer and may consist of such vice presidents, assistant secretaries, assistant treasurers and other officers as the Board of Directors shall determine. None of the aforesaid officers except the President and Chief Executive Officer need be directors of the corporation. The officers shall be elected by the Board of Directors from time to time. Any two or more offices may be held by the same person.

        SECTION 2. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall have overall responsibility for the formulation of corporate policies and purposes to be presented from time to time to the Board of Directors for adoption on behalf of the corporation, shall have responsibility for communicating said policies and purposes, as adopted, to the officers, staff and employees of the corporation, and shall have power to supervise and direct all officers and employees of the corporation in the exercise of their duties. In the event that the Board of Directors shall, pursuant to the authority granted by Article IV of these bylaws, designate an Executive Committee, the President and Chief Executive Officer shall be one of the directors designated to serve on such committee. The Chief Executive Officer also shall serve as an ex officio member of each and every other committee of the Board of Directors established pursuant to the provisions of Article IV of these by-laws, except for the Audit and Compensation Committees.

        SECTION 3. CHIEF OPERATING OFFICER. Subject to direction from the President and Chief Executive Officer, the Chief Operating Officer shall have such general powers and duties of direction and control of the business of the corporation as shall be necessary to carry out and give effect to the corporate policies and purposes
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adopted by the Board of Directors.  The Chief Operating Officer shall report to the Board of Directors through, and shall be responsible to, the President and Chief Executive Officer.

        SECTION 4. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have overall responsibility for the financial affairs of the corporation, including the preparation of all financial reports, audits and returns of the corporation. He also shall have responsibility for making recommendations concerning the corporation's fiscal policies and all financial matters affecting the corporation. The Chief Financial Officer shall report to the Board of Directors through, and shall be responsible to, the President and Chief Executive Officer.

        SECTION 5. VICE PRESIDENTS. The Vice President or Vice Presidents shall perform such duties as may be assigned to him or them by any executive officer of the corporation acting at the direction of the Board of Directors.

        SECTION 6. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person so directed by the President and Chief Executive Officer, the Chief Operating Officer or the Board of Directors. He shall record all of the proceedings of the meetings of the stockholders of the corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or any other executive officer of the corporation acting at the direction of the Board of Directors. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, and attest the same.

        SECTION 7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or any other executive officer of the corporation acting at the direction of the Board of Directors, taking proper vouchers for such disbursements. He shall render to the Board of Directors, or its designees (including the President and Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer), whenever they may request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful

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discharge of his duties in such amount and with such surety as the Board of
Directors shall prescribe.

        SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. If desired, the Board of Directors may elect one or more Assistant Secretaries and one or more Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors or any executive officer of the corporation acting at the direction of the Board of Directors.

        SECTION 9. EXECUTION OF DOCUMENTS. Except as otherwise authorized or directed by the Board of Directors, either of the President and Chief Executive Officer and the Chief Operating Officer, or in their absence, a Vice President, may execute stock certificates, bonds, mortgages and other contracts on behalf or the corporation and shall cause the corporate seal to be affixed to any instrument requiring it.

        SECTION 10. REMOVAL OF OFFICERS. Any officer of the corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

                                   ARTICLE VI

                                 MISCELLANEOUS

        SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, numbered and with the seal of the corporation affixed, signed by the President and Chief Executive Officer or the Chief Operating Officer and the Treasurer or an Assistant Treasurer, or Secretary or Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. If such certificate is countersigned by a transfer agent or registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.

        SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation and alleged to have been lost or destroyed. However, the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of the certificate, or the issuance of a new certificate.

        SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the


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holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, by whom they shall be canceled, and new certificates shall thereupon be issued.

        SECTION 4. DIVIDENDS. Subject to the provisions of the certificate of incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meetings, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their absolute discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the corporation.

        SECTION 5. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise .

        SECTION 6. FISCAL YEAR. The fiscal year of the corporation shall be as determined by the Board of Directors.

        SECTION 7. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, in such manner as shall be determined from time to time by resolution of the Board of Directors.

        SECTION 8. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given by these by-laws, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by certified or registered mail, return receipt requested, in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known address. Such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

        Whenever any notice is required to be given under the provisions of any law, the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

        SECTION 9. FIXING OF RECORD DATE. The Board of Directors may fix in advance a date, not more than sixty (60) or less than ten (10) days preceding the date of any meeting of stockholders, nor more than sixty (60) days prior to the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividends or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                                  ARTICLE VII

                                   AMENDMENTS

     These by-laws may be amended or repealed and new by-laws may be adopted at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the entire Board of Directors.

                                  ARTICLE VIII

                                INDEMNIFICATION

     The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.


Adopted January 10, 1994
Amended June 7, 1995
Amended February 8, 1996